Exhibit 10.1


                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT (as amended, modified, restated or supplemented from time to time, the "AGREEMENT"), dated as of February 23, 2006, by and among Hughes Communications, Inc., a Delaware corporation, (the "COMPANY"), Hughes Network Systems, LLC, a Delaware limited liability company ("HUGHES"), and the individual set forth on ATTACHMENT 1 (the "EXECUTIVE").

         WHEREAS, the Company desires to employ the Executive on a full-time basis and the Executive desires to be so employed by the Company.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein (including, without limitation, the Company's employment of the Executive and the advantages and benefits thereby inuring to the Executive) and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

         1. EMPLOYMENT OF THE EXECUTIVE.

         1.1 EMPLOYMENT BY THE COMPANY. The Company hereby employs the Executive in the position set forth on ATTACHMENT 1 and the Executive hereby accepts such employment with the Company. During the Employment Period (as defined in Section 3), the Executive shall directly and exclusively report to, and perform such duties and services for the Company and its subsidiaries and affiliates (collectively, "AFFILIATES"), as may be designated from time to time by the individuals referred to on ATTACHMENT 1. During the Employment Period, the Executive shall devote all of his business time and attention to his employment under this Agreement; PROVIDED, HOWEVER, that the Executive may continue to engage in the outside activities set forth on ATTACHMENT 1 during the Employment Period. The Executive acknowledges that he shall be required to travel on business in connection with the performance of his duties hereunder.

         1.2 LOCATION. During the Employment Period, the Executive's principal place of employment shall be Germantown, Maryland; PROVIDED, HOWEVER, that the Executive shall be required to travel in a manner consistent with his employment as a senior executive employed in a world-wide business.

         2. COMPENSATION AND BENEFITS.

         2.1 (a) SALARY. During the Employment Period, the Company shall pay the Executive for services during his employment under this Agreement a base salary of no less than the annual rate set forth on ATTACHMENT 1 ("BASE SALARY"). The Base Salary received by the Executive shall be reviewed by the Compensation Committee (the "COMPENSATION COMMITTEE") of the Board of Directors of the Company (the "BOARD") no less frequently than annually. If at any time a Compensation Committee does not exist, all references herein to the "Compensation Committee" shall be deemed to be the "Board." Any and all increases to the Executive's Base Salary shall be determined by the Compensation Committee, in its sole discretion. During the Employment Period, such Base Salary shall be payable in accordance with the Company's customary payroll policies in force at the time of payment, less any required or authorized payroll deductions. The Base Salary may be increased, but not decreased, during the Employment Period.

         (b) ANNUAL BONUS. For each fiscal year during the Employment Period, the Executive shall be eligible to receive an annual discretionary bonus with a target amount (the "TARGET BONUS AMOUNT") up to the percentage of his Base Salary set forth on ATTACHMENT 1, subject to his satisfaction of objective performance criteria that have been pre-established by the Compensation Committee (such as minimum EBITDA, free cash flow, backlog, and accomplishment of strategic goals (e.g., the successful launch and implementation of Spaceway
3)).

         (c) EQUITY COMPENSATION. On the date hereof, pursuant to the terms of the Restricted Unit Agreement (as defined below), the Executive shall receive the number of Class B Units of Hughes as set forth on ATTACHMENT 1 (the "RESTRICTED UNITS"), having the terms and conditions provided below and such other terms and conditions not inconsistent therewith as may be provided for in the Restricted Unit Purchase Agreement attached hereto as EXHIBIT A (as amended, modified, supplemented or restated from time to time, the "RESTRICTED UNIT AGREEMENT"), and the Second Amended and Restated Limited Liability Company Agreement of Hughes (as amended, modified, supplemented or restated from time to time, the "LLC AGREEMENT"). The Executive acknowledges that the Restricted Units will be subject to the terms and conditions set forth in this Agreement, the Restricted Unit Agreement and the LLC Agreement and shall be subject to a substantial risk of forfeiture and restrictions on transferability.

         (d) TIME-VESTING UNITS. 50.0 percent of the Restricted Units issued to the Executive pursuant to the terms of the Restricted Unit Agreement (the "TIME-VESTING UNITS") shall vest over sixty months with 10 percent of the Time Vesting Units vesting on the first day of the 7th month following January 24, 2006 and the remainder of the Time Vesting Units vesting in fifty-four equal months installments of 1.6667 percent commencing on the first day of the 8th month following January 24, 2006, subject to the Executive's continued employment on the date of vesting and to Section 4 below. Notwithstanding anything to the contrary contained herein, if the Executive is employed by the Company on the date that the Investor (together with its affiliates) holds less than 20% of the aggregate equity interests, measured by vote and value, of Hughes (an "INVESTOR DILUTION TRANSACTION"), then all of the Time Vesting Units shall vest on the later to occur of (i) January 24, 2009 or (ii) the first anniversary of the date on which the Investor Dilution Transaction occurs. For the avoidance of doubt, following the occurrence of an Excluded Event (as defined below), but subject to the other provisions herein, the Time Vesting Units shall continue to vest in accordance with and subject to the terms and conditions set forth herein.

         (e) PERFORMANCE UNITS. The remaining 50.0 percent of the Restricted Units granted to the Executive pursuant to the terms of the Restricted Unit Agreement (the "PERFORMANCE UNITS") shall vest as follows: (X) 50.0 percent of the Performance Units shall vest on the Performance Unit Vesting Date, if and when the Company has received a Cumulative Total Return as set forth below of at least 3.0 times the amount of its aggregate Capital Contributions (as defined in the LLC Agreement) as of the Test Date (as defined below) and (Y) the remaining 50.0 percent of the Performance Units shall vest on the Performance Unit Vesting Date, if and when the Company has received a Cumulative Total Return of at least 5.0 times the amount of its aggregate Capital Contributions as of the Test Date, in each case, subject to the Executive's continued employment as of the Performance Unit Vesting Date, and to Section 4 below. If the Performance Units remain outstanding but not yet vested as of January 24, 2011, they shall be forfeited upon such anniversary; PROVIDED, HOWEVER, that in the event that any Performance Units remain outstanding upon such anniversary and the valuation process referred to in the definition of "CUMULATIVE TOTAL RETURN" has not yet been completed in accordance with the terms hereof, the forfeiture of such Performance Units shall be tolled until the completion of such valuation process. For the avoidance of doubt, following the occurrence of an Excluded Event, but subject to the other provisions herein, the Performance Units shall continue to vest in accordance with and subject to the terms and conditions set forth herein.

         (f) DEFINED TERMS.

         (A) CUMULATIVE TOTAL RETURN. The "CUMULATIVE TOTAL RETURN" means the sum (net of all transaction and valuation costs) of (i) all dividends and other distributions, but specifically excluding tax distributions and expense reimbursement payments) paid to the Company with respect to the Class A Units,
(ii) the gross proceeds of any sale of Class A Units by the Company, and (iii) solely for purposes of determining Cumulative Total Return as of the Test Date, the fair market value of the Class A Units held by the Company on the Test Date, which will be determined by a nationally recognized third party valuation firm selected by the Company. Notwithstanding anything in this Agreement to the contrary, upon a Significant Event Cumulative Total Return shall be finally determined and there shall be no further opportunity to vest in any Performance Units.

         (B) PERFORMANCE UNIT VESTING DATE. The "PERFORMANCE UNIT VESTING DATE" means the earlier to occur of (i) January 24, 2011 or (ii) the consummation of a Significant Event.

         (C) SIGNIFICANT EVENT. A "SIGNIFICANT EVENT" means a Change of Control or a liquidation, dissolution or winding up of Hughes in accordance with the LLC Agreement. Notwithstanding the foregoing, a Significant Event shall not include the consummation of any public offering of the securities of the Company pursuant to a registration statement declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (an "EXCLUDED EVENT").

         (D) TEST DATE. The "TEST DATE" means the date that is the earlier to occur of (i) April 23, 2010 and (ii) the consummation of a Significant Event.

         (g) ADJUSTMENT. In the event of any equity split, reverse split, equity distribution, merger, consolidation, recapitalization or similar event affecting the capital structure of Hughes, the number and kind of equity interests (or other property, including without limitation cash) subject to the Restricted Units shall be equitably adjusted as determined in good faith by the Compensation Committee to prevent the dilution or enlargement of the value of the Executive's Restricted Units.

         (h) BENEFITS. During the Employment Period, the Executive shall be eligible to participate, on the same basis and at the same level as other similarly situated senior executives of the Company generally, in any group insurance, hospitalization, medical, vision, health and accident, disability, life insurance, fringe benefit and retirement plans or programs of the Company now existing or hereafter established to the extent that he is eligible under the general provisions thereof. During the Employment Period, the Executive shall be entitled to a number of days of vacation time annually as set forth on ATTACHMENT 1, consistent with the Company's policies at such time as may be mutually agreed by the parties hereto.

         (i) EXPENSES. During the Employment Period, pursuant to the Company's customary reimbursement policies in force at the time of payment, the Executive shall be promptly reimbursed, subject to the Executive's presentation of vouchers or receipts therefor, for all expenses properly incurred by the Executive on behalf of the Company in the performance of the Executive's duties hereunder.

         (j) EXECUTIVE AUTOMOBILE BENEFITS. During the Employment Period, the Company shall provide the Executive with an annual car allowance in the amount set forth on Attachment 1 (the "AUTO ALLOWANCE"), which such amount shall be paid in accordance with the policies or practices of the Company.

         (k) SIX-MONTH BONUS. If the Executive continues to be employed by the Company on July 24, 2006, the Company shall provide Executive with a cash bonus in the amount set forth on ATTACHMENT 1 (the "SIX-MONTH BONUS"). The Six-Month Bonus shall be payable in accordance with the Company's customary payroll policies in force at the time of payment, less any required or authorized payroll deductions

         3. EMPLOYMENT PERIOD. The Executive's employment under this Agreement commenced on January 24, 2006 and shall terminate on the second anniversary of the date thereof, unless terminated earlier pursuant to Section 4 (the "INITIAL EMPLOYMENT PERIOD"). Unless written notice of either party's desire to terminate this Agreement has been given to the other party at least ninety days but no more than one hundred and twenty days prior to the expiration of the Initial Employment Period (or any renewal thereof contemplated by this sentence), the term of the Executive's employment hereunder shall be automatically renewed for successive one-year periods (such term, including the Initial Employment Period, as it may be extended, the "EMPLOYMENT PERIOD"). Notice of non-renewal provided by the Company shall be treated as a termination by the Company without Cause for purposes of Sections 4.4(a), (b) and (c) and
Section 4.10, and the Company shall have no additional obligation to the Executive other than the payment of the Accrued Obligations (as defined below), except as otherwise required by law or the terms of the Company's benefit plans. Notice of non-renewal provided by the Executive shall be treated as a termination by the Executive without Good Reason for purposes of Section 4.6(a).

         4. TERMINATION AND FORFEITURE OF PAYMENTS AND BENEFITS.

         4.1 TERMINATION BY THE COMPANY FOR CAUSE. The Executive's employment with the Company may be terminated at any time by the Company for Cause. Upon such a termination, the Company shall have no obligation to the Executive pursuant to this Agreement or any other agreement executed in connection herewith other than the payment of the Executive's (i) earned but unpaid base salary and any bonus earned in accordance with the terms of the applicable bonus plan but which has not been paid, (ii) accrued but unused vacation, and
(iii) accrued but unreimbursed documented business expenses incurred in accordance with Company policies, in each case, through the effective date of such termination (the "ACCRUED OBLIGATIONS"), except as otherwise required by law or by the terms of the Company's benefit plans. All Restricted Units that have not yet been vested as of the date of termination, shall be forfeited as of the date of termination. Any Restricted Units that have vested may be repurchased by Hughes at any time following such termination of employment at a price per Restricted Unit equal to the lesser of (i) the greater of (1) (x) fair market value thereof as determined by the Company in its reasonable and good faith discretion (the "FAIR MARKET VALUE") of such Restricted Unit on the date of the termination minus (y) the value of any dividends or other distributions previously paid to the Executive in respect of such Restricted Unit (subject to equitable adjustment in the Company's discretion to reflect equity distributions, corporate transactions, or similar events, to the extent not reflected in (y)) and (2) $0, and (ii) (x) the original purchase price paid for such Restricted Unit by the Executive minus (y) the value of any dividends or other distributions previously paid to the Executive in respect of such Restricted Unit, but in no event less than $0.

         For purposes of this Agreement, the term "CAUSE" shall mean any of the following: (i) the Executive's failure to perform materially his duties under this Agreement (other than by reason of illness or disability), (ii) the Executive's commission of any felony, or his commission of any other crime involving moral turpitude or his commission of a material dishonest act or fraud against the Company or any of its Affiliates, (iii) the Executive's use or sale of illegal drugs, (iv) any act or omission by the Executive that (A) is the result of his misconduct or gross negligence and that is, or may reasonably be expected to be, materially injurious to the financial condition, business or reputation of the Company or any of its Affiliates or (B) is the result of his willful, reckless or grossly negligent act or omission occurring during the Employment Period or during the one-year period prior to the date hereof and results in a violation of any international trade law, (v) the Executive's breach of any material provision of this Agreement, the Conflict of Interest and Confidentiality Agreement, the Restricted Unit Agreement or the LLC Agreement, or (vi) the Executive's exercise of this right to revoke the release set forth in, and in accordance with, Section 9 hereof. Any such occurrence described in clauses (i), (iv)(B) or (v) of the preceding sentence shall constitute "CAUSE" only after the Company has given the Executive written notice that the Company has elected to terminate his employment for Cause, which notice shall specify the particular acts or failures to act on the basis of which the decision to so terminate employment was made. In the case of a termination for Cause described in clause (i), (ii), or (iv), the Executive shall be given the opportunity to meet with the Board within twenty (20) business days of receipt of such notice to defend such acts or failures to act.

         4.2 PERMANENT DISABILITY. If, during the Employment Period, the Executive becomes permanently disabled within the meaning of the Company's applicable long-term disability plan, the Company shall have the right to terminate the Executive's employment with the Company upon written notice to the Executive. Upon such a termination, the Company shall have no obligation to the Executive other than payment of the Accrued Obligations and to treat the Restricted Units as described below in this Section 4.2, except as otherwise required by law or by the terms of the Company's benefit plans. Any Time Vesting Units that are not vested as of the date of termination shall vest as of the date of termination. If the Performance Units are not vested as of the date of termination, the Performance Units will remain outstanding until the 180th day following the date of termination (not to exceed January 24, 2011, and if the Performance Unit Vesting Date occurs prior to the last day of such 180-day period and the Company meets the applicable Cumulative Total Return goal as of the Test Date, the Executive will vest in a number of Performance Units at such time as each applicable Cumulative Total Return goal is met. All other Performance Units will be forfeited. If any Performance Units remain outstanding but have not yet vested as of the expiration of the foregoing 180-day period, they shall be forfeited. Section 4.10 shall apply to Hughes' repurchases of vested Restricted Units. Notwithstanding the foregoing, the Board, in its sole discretion, may permit the vesting of any Performance Units that are not vested as of the date of termination.

         4.3 DEATH. The Executive's employment with the Company shall terminate automatically upon the death of the Executive and the Company shall have no obligation to the Executive or the Executive's estate other than payment of the Accrued Obligations and to treat the Restricted Units as described below in this Section 4.3, except as otherwise required by law or by the terms of the Company's benefit plans. Any Time Vesting Units that are not vested as of the date of termination shall vest as of the date of termination. If the Performance Units are not vested as of the date of termination, the Performance Units will remain outstanding until the 180th day following the date of termination (not to exceed January 24, 2011), and if the Performance Unit Vesting Date occurs prior to the last day of such 180-day period and the Company meets the applicable Cumulative Total Return goal as of the Test Date, the Executive will vest in a number of Performance Units at such time as each applicable Cumulative Total Return goal is met. All other Performance Units will be forfeited. If any Performance Units remain outstanding but have not yet vested as of the expiration of the foregoing 180-day period, they shall be forfeited. Section 4.10 shall apply to Hughes' repurchases of vested Restricted Units. Notwithstanding the foregoing, the Board, in its sole discretion, may permit the vesting of any Performance Units that are not vested as of the date of termination.

         4.4 TERMINATION BY THE COMPANY WITHOUT CAUSE. The Executive's employment with the Company may be terminated at any time by the Company without Cause. In such event, the Executive shall have the rights set forth in the subparagraphs below.

         (a) SEVERANCE. Subject to the Executive's continued compliance with his obligations under this Agreement and the other agreements executed in connection herewith, the Company shall have no obligation to the Executive other than: (i) the payment of the Accrued Obligations; (ii) the payment of an amount equal to the sum of the Executive's annual Base Salary (as in effect as of the date of termination) plus the Target Bonus Amount that would have been payable to the Executive for the calendar year in which such termination occurs as if the Executive were employed by the Company at the end of such year; (iii) treatment of the Restricted Units as described below in Section 4.4(b) and (c) and Section 4.10; (iv) the continuation of the Executive's participation in all Company health and medical plans in which the Executive was participating immediately prior to the date of termination, on the same basis as other senior executives of the Company, for a period twelve months following such date of termination; and (vi) reasonable executive outplacement benefits, except as otherwise required by law or by the terms of the Company's benefit plans (excluding severance plans). All payments pursuant to this Section 4.4(a) shall be made in a lump sum; PROVIDED, HOWEVER, that the payment of the bonus pursuant to Section 4.4(a)(ii) shall be paid at the time and in the manner bonuses are paid to the executive officers of the Company for the year in which such termination occurred. In the event that the Executive is eligible to receive the severance benefits provided for by this Section 4.4(a), the Executive shall not be eligible to receive severance benefits under any other Company plan, policy or agreement.

         (b) TIME VESTING UNITS. To the extent that any Time Vesting Units remain unvested as of the date that is six (6) months following such termination, such unvested Time Vesting Units shall be forfeited as of such date; PROVIDED, that if the termination without Cause occurs within the one-year period after a Change of Control (as defined in Section 4.8 below), all unvested Time Vesting Units shall vest as of the date of termination.

         (c) PERFORMANCE UNITS. If the Performance Units are not vested as of the date of termination, the Performance Units will remain outstanding until the 180th day following the date of termination (not to exceed January 24, 2011), and if the Performance Unit Vesting Date occurs prior to the last day of such 180-day period and the Company meets the applicable Cumulative Total Return goal as of the Test Date, the Executive will vest in a number of Performance Units at such time as each applicable Cumulative Total Return goal is met. All other Performance Units will be forfeited. In the event that (i) Hughes consummates an initial public offering of its equity interests prior to January 24, 2009 and (ii) the Executive's employment with the Company is terminated without Cause after January 24, 2009, then the unvested Performance Units shall remain outstanding until the Performance Unit Vesting Date. If the Performance Units remain outstanding but not yet vested as of January 24, 2011, they shall be forfeited.

         4.5 TERMINATION BY THE EXECUTIVE FOR GOOD REASON. (a) During the Employment Period, the Executive's employment with the Company may be terminated by the Executive for Good Reason, if the Executive provides the Company with notice within 90 days following the Executive's knowledge of the event constituting Good Reason. In the event that the Executive terminates his employment with the Company for Good Reason, the Executive shall be entitled to the same payments and benefits that he would have been entitled to receive under Section 4.4 if his employment had been terminated by the Company without Cause and Hughes shall be entitled to the repurchase rights thereunder.

         (b) For purposes of this Agreement, the term "GOOD REASON" shall mean any of the following conditions or events without the Executive's prior consent: (i) a material diminution of the Executive's position or responsibilities that is inconsistent with the Executive's title (PROVIDED that (x) any change in the Executive's position or responsibilities that occurs as a result of a sale of the Company or its significant assets or (y) any change in the Executive's position or responsibilities pursuant to an internal reorganization, in each case, following which the Executive's level of position at the Company is not materially diminished shall not give rise to Good Reason under clause (i) or clause (ii) of this definition), (ii) a material and willful breach by the Company of any terms of this Agreement, (iii) a reduction in the Executive's Base Salary or the percentage of his Base Salary eligible as a target bonus, or (iv) a relocation of the Executive's principal place of business more than fifty (50) miles away from the location set forth as the Executive's principal place of business in Section 1.2. Any such occurrence shall constitute "GOOD REASON" only after the Executive has given the Company written notice of, and twenty (20) business days opportunity to cure, such violation after receipt by the Company of such written notice, and then only if such occurrence is not cured.

         4.6 TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON.

         (a) The Executive may voluntarily resign from his employment with the Company without Good Reason, PROVIDED that the Executive shall provide the Company with ninety (90) days' advance written notice (which notice requirement may be waived, in whole or in part, by the Company in its sole discretion) of his intent to terminate. Upon such a termination, the Company shall have no obligation to the Executive pursuant to this Agreement or any other agreement executed in connection herewith other than the payment of the Accrued Obligations, except as otherwise required by law or by the terms of the Company's benefit plans. All Restricted Units that have not yet been vested as of the date of termination shall be forfeited as of the date of termination. Subject to Section 4.6(b), any Restricted Units that have vested may be repurchased by Hughes at any time following such termination of employment at a price per Restricted Unit equal to the lesser of (i) the (x) Fair Market Value of such Restricted Unit on the date of the termination minus (y) the value of any distributions previously paid to the Executive in respect of such Restricted Unit (subject to equitable adjustment in the Company's discretion to reflect equity distributions, corporate transactions, or similar events, to the extent not reflected in (y)) and (ii) the original purchase price paid for such Restricted Unit by the Executive.

         (b) If the Executive terminates his employment with the Company pursuant to this Section 4.6 and represents, warrants and covenants (the "RETIREMENT COVENANT") that he is permanently retiring and does not intend to, and will not, engage in any business or professional activity whether as an employer, consultant or owner (excluding the Executive's Management of his owned real estate or his personal portfolio of publicly traded securities), then any Restricted Units that have vested may be repurchased by Hughes at any time following such termination of employment at a price per Restricted Unit regardless of the value of the Escrow Amount (as defined below) equal to the
(x) Fair Market Value of such Restricted Unit on the date of the termination minus (y) the value of any distributions previously paid to the Executive in respect of such Restricted Unit (subject to equitable adjustment in the Company's discretion to reflect equity distributions, corporate transactions, or similar events, to the extent not reflected in (y)). All amounts (whether cash, securities or other property) (the "ESCROW AMOUNT") (i) payable upon the exercise of the repurchase right set forth in the prior sentence and (ii) derived from the Restricted Units whether from distribution, a Liquidity Event resulting after the date that the Executive terminates his employment with the Company (the "RETIREMENT DATE") pursuant to this Section 4.6(b) or otherwise, in each case, shall be deposited into an escrow account under the sole control of Hughes. The Escrow Amount shall be promptly released to the Executive on the fifth anniversary of the Retirement Date (or to his estate upon his death) if the Executive has complied with the Retirement Covenant in all respects. If the Executive violates the Retirement Covenant at any time prior to the earlier of
(x) the fifth anniversary of the Retirement Date and (y) the date of his death, the Escrow Amount shall be promptly released to Hughes for the sole benefit of Hughes and the Executive shall have no right or claim to the Escrow Amount or any other rights with respect to the Restricted Units repurchased by Hughes pursuant to this Section 4.6(b). For the purposes of this Agreement, the term "LIQUIDITY EVENT" shall mean the consummation of an Excluded Event, a Significant Event, a Sale of the Company (as defined in the Restricted Unit Agreement), an Exchange (as defined in the Restricted Unit Agreement) or any other event or transaction resulting in the purchase, sale, transfer or disposition of the Restricted Units (or any securities issued in exchange for, or substitution of, the Restricted Units) after the Retirement Date.

         4.7 RELEASE OF CLAIMS AND COOPERATION. As a condition to receiving any payments set forth in Section 4.2 through Section 4.5, the Executive (or his executor) shall be required to execute and not revoke a waiver and release of claims in favor of the Company and its Affiliates, in the form attached hereto as EXHIBIT B and, to the extent reasonably necessary, for a 180-day period following such employment termination, shall make himself reasonably available to provide transition services and consultation to the Company, subject to his other business and personal commitments.

         4.8 DEFINITION OF CHANGE OF CONTROL. A "CHANGE OF CONTROL" shall mean
(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended from time to time) not affiliated with Hughes or the Company or its owners immediately prior to such acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50 percent, indirectly or directly, of the equity vote of Hughes or the Company (other than any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Hughes or the Company or any Affiliate) or (ii) consummation of an amalgamation, a merger or consolidation of Hughes or the Company or any direct or indirect subsidiary thereof with any other entity or a sale or other disposition of all or substantially all of the assets of Hughes or the Company following which the voting securities of Hughes or the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the entity that owns substantially all of Hughes or the Company' assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof) at least 50 percent of the combined voting power of the securities of Hughes or the Company or, if Hughes or the Company is not the surviving entity, such surviving entity (or the entity that owns substantially all of Hughes or the Company' assets either directly or through one or more subsidiaries) or any parent or other Affiliate thereof, outstanding immediately after such transaction. Notwithstanding the foregoing, a Change of Control shall not include an Excluded Event.

         4.9 RESIGNATION. Upon a termination of employment, the Executive will upon the Company's request resign from all boards of directors and officer positions of the Company and any of its Affiliates.

         4.10 REPURCHASE RIGHT. Any Restricted Units held by the Executive as a result of vesting may be repurchased (the "REPURCHASE RIGHT") by Hughes at any time during the two-year period following (x) the date of termination of employment in the event that such Restricted Units were vested as of such termination and (y) the vesting of such Restricted Units in the event that such vesting occurred after the date of termination of employment, each (other than Repurchase Rights exercised following a termination pursuant to Section 4.1 and 4.6) at a price per Restricted Unit equal to the Fair Market Value thereof determined as of the date of repurchase. If Hughes' or any of its subsidiaries' debt agreements restrict, limit or prohibit it from exercising the Repurchase Right, the foregoing two-year period shall be tolled until such time as Hughes is permitted to exercise the Repurchase Right pursuant to the terms of such debt agreements. At no time shall Hughes be obligated to exercise the Repurchase Right. The Repurchase Right shall be exercised by Hughes, or its designee, by delivering to the Executive a written notice of exercise and a check in the amount of the applicable purchase price. Upon delivery of such notice and payment of the applicable purchase price, Hughes, or its designee, shall become the legal and beneficial owner of the Restricted Units being repurchased and all rights and interest therein or related thereto, and Hughes, or its designee, shall have the right to transfer to its own name the number of Restricted Units being repurchased without further action by the Executive or any of his transferees. If Hughes or its designee elects to exercise the Repurchase Right pursuant to this Section 4.10 and the Executive or his transferee fails to deliver the Restricted Units in accordance with the terms hereof, Hughes, or its designee, may, at its option, in addition to all other remedies it may have, deposit the applicable purchase price in an escrow account administered by an independent third party (to be held for the benefit of, and payment over to, the Executive or his transferee in accordance herewith) or set-off the applicable purchase price against any amount Hughes or its affiliates may owe the Executive at such time, whereupon Hughes shall by written notice to the Executive cancel on its books all of the Executive's or his transferee's right, title and interest in and to such Restricted Units. Anything herein to the contrary notwithstanding, in lieu of "forfeiting" any unvested Restricted Units hereunder, Hughes may, but shall not be obligated to, repurchase such Restricted Units at a purchase price equal to the original purchase price paid for such Restricted Units held by the Executive. For purposes of this Section 4.10, in the event that the Executive in good faith disputes the determination of Fair Market Value hereunder, the Company shall select a regionally or nationally recognized investment banking or valuation firm (the "VALUER") to determine the fair market value of such Restricted Units and the Valuer's determination shall be final and binding on all the parties. The fees and expenses of the Valuer shall be paid one-half by the Executive and one-half by Hughes.

         5. COVENANTS.

         5.1 The Executive understands that, in the course of his employment with the Company, he will be given access to confidential information and trade secrets including, but not limit to, discoveries, ideas, concepts, software in various stages of development, designs, drawings, specifications, techniques, models, data, source code, object code, documentation, diagrams, flowcharts, research, development, processes, procedures, "know-how," marketing techniques and materials, marketing and development plans, business plans, merger or acquisition investigations, customer names and other information relating to customers, price lists, pricing policies, and financial information of the Company ("CONFIDENTIAL INFORMATION"). Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company. The Executive agrees that during his employment by the Company and thereafter to hold in confidence and not to directly or indirectly reveal, report, publish, disclose, or transfer any Confidential Information to any person or entity, or utilize any Confidential Information for any purpose, except in the course of the Executive's work for the Company. The Executive agrees to turn over all copies of Confidential Information in his control to the Company upon request or upon termination of his employment with the Company. For purposes of this Section 5.1, the "Company" shall include Affiliates of the Company. The Executive agrees to enter into as of the date hereof the Company's general Conflict of Interest and Confidentiality Agreement set forth on EXHIBIT C.

         5.2 The Executive agrees that, during his employment with the Company and for one (1) year thereafter (the "RESTRICTED PERIOD"), he will not, either directly or indirectly, (i) hire Company employees or former employees (which shall for this purpose include any individual employed by the Company at any point during the year preceding such hiring by the Executive or the Executive's new employer), induce, persuade, solicit or attempt to induce, persuade, or solicit any of the Company's employees to leave the Company's employ, nor will he help others to do so or (ii) induce, persuade, solicit or attempt to induce, persuade, or solicit any person or entity that was a customer of the Company during the Restricted Period or the one-year period preceding the Restricted Period, or is a prospective customer, for the purpose of (A) providing to such customer goods or services similar to or in competition with the goods or services provided by the Company or (B) inducing or encouraging them to acquire of obtain from anyone other than the Company, goods or services similar to or in competition with the goods or services provided by the Company. This means, among other things, that if the Executive's employment with the Company terminates (whether voluntarily or involuntarily), he shall refrain for one (1) year from giving any person or entity the names of his former, fellow employees or former, current or prospective customers or any information about them, as well as refrain from in any way helping any person or entity hire any of his former, fellow employees away from the Company or otherwise engage any former, current or prospective customers. This shall not be construed to prohibit general solicitations of employment through the placing of advertisements. For purposes of this Section 5.2, the "Company" shall include Affiliates of the Company.

         5.3 The Executive agrees that, during the Restricted Period, he shall not, without the prior written consent of the Board, engage in or become associated with any business or other endeavor engaged in or competitive with the businesses (the "PROTECTED BUSINESSES") conducted by the Company, Hughes or any of their respective Affiliates at the time of such engagement or association. For these purposes, the Executive shall be considered to have become "associated with" a business or other endeavor if the Executive becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, advisor, lender, or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in that business. The foregoing shall not be construed to forbid the Executive from making or retaining investments in less than one percent of the equity of any entity, if such equity is listed on a national securities exchange or regularly traded in an over-the-counter market.

         5.4 The Executive agrees that during and after his employment by the Company, the Executive will assist the Company and its Affiliates in the defense of any claims, or potential claims that may be made or threatened to be made against the Company or any of its Affiliates in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a "PROCEEDING"), and will assist the Company and its Affiliates in the prosecution of any claims that may be made by the Company or any of its Affiliates in any Proceeding, to the extent that such claims may relate to the Executive's employment or the period of the Executive's employment by the Company. The Executive agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Executive also agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to assist in any investigation (whether governmental or otherwise) of the Company or any of its Affiliates (or their actions), regardless of whether a lawsuit has then been filed against the Company or any of its Affiliates with respect to such investigation. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including lost wages or other benefits, travel expenses and any attorneys' fees.

         5.5 The Company and the Executive acknowledge that the time, scope, geographic area and other provisions of Sections 5.2 and 5.3 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. The Executive acknowledges and agrees that the terms of Sections 5.2 and 5.3: (i) are reasonable in light of all of the circumstances, (ii) are sufficiently limited to protect the legitimate interests of the Company and its Affiliates, (iii) impose no undue hardship on the Executive and (iv) are not injurious to the public. The Executive further acknowledges and agrees that (x) the Executive's breach of the provisions of Sections 5.2 and 5.3 will cause the Company irreparable harm, which cannot be adequately compensated by money damages, and (y) if the Company elects to prevent the Executive from breaching such provisions by obtaining an injunction against the Executive, there is a reasonable probability of the Company's eventual success on the merits. The Executive consents and agrees that if the Executive commits any such breach or threatens to commit any breach, the Company shall be entitled to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage, in addition to, and not in lieu of, such other remedies as may be available to the Company for such breach, including the recovery of money damages. The parties hereto acknowledge and agree that the provisions of Section 7.9 below are accurate and necessary because (A) Hughes and the Company are organized in the State of Delaware and the State of Delaware therefore has a substantial relationship to the parties hereto, (B) the use of the State of Delaware law provides certainty to the parties hereto in any covenant litigation in the United States, and (C) enforcement of the provisions of Sections 5.2 and 5.3 would not violate any fundamental public policy of the State of Delaware or any other jurisdiction. In the event that the agreements in Sections 5.2 and 5.3 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

         6. NOTICES. Any notice or communication given by either party hereto to the other shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or by facsimile, to the following addresses:

                  if to the Company:

                  Hughes Communications, Inc.
                  11717 Exploration Lane
                  Germantown, MD 20876
                  Attention.:   Chief Executive Officer
                  Telecopy No.: 301-428-1635

                  With a copy to:

                  O'Melveny & Myers LLP
                  Times Square Tower
                  7 Times Square
                  New York, NY  10036
                  Telephone:   (212) 326-2000
                  Telecopy:    (212) 326-2061
                  Attention:   David D'Urso, Esq.

                  if to the Executive:

         The most recent address on file for the Executive at the Company.

         Any notice shall be deemed given when actually delivered to such party at the designated address, or five days after such notice has been mailed or sent by overnight courier or when sent by facsimile with printed confirmation, whichever comes earliest. Any person entitled to receive notice may designate in writing, by notice to the other, such other address to which notices to such person shall thereafter be sent.

         7. MISCELLANEOUS.

         7.1 REPRESENTATION. No agreements or obligations exist to which the Executive is a party or otherwise bound, in writing or otherwise, that in any way interfere with, impede or preclude him from fulfilling all of the terms and conditions of this Agreement.

         7.2 ENTIRE AGREEMENT. This Agreement, and the documents incorporated by reference herein, including, without limitation, the LLC Agreement, the Conflict of Interest and Confidentiality Agreement and the Restricted Unit Agreement, contain the entire understanding of the parties in respect of their subject matter and supersede upon their effectiveness all other prior plans, arrangements, agreements and understandings between the parties with respect to such subject matter. The Executive represents and warrants that, immediately prior to the effectiveness of this Agreement, there are no agreements, understandings or arrangements, whether oral or written, among the Company, Hughes or any of their respective Affiliates, on the one hand, and the Executive, on the other hand. Notwithstanding anything to the contrary contained herein or in any other contract between the Executive and the Company or its Affiliates and predecessors, all other contracts and agreements are hereby terminated as of the date hereof, and shall be of no further force or effect.

         7.3 AMENDMENT; WAIVER. This Agreement may not be amended, supplemented, canceled or discharged, except by written instrument executed by the party against whom enforcement is sought. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

         7.4 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. The Company may assign its rights and obligations under this Agreement to any of its Affiliates without the consent of the Executive. The Executive's rights or obligations under this Agreement may not be assigned by the Executive.

         7.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         7.6 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the State of Delaware applicable to contracts executed and to be wholly performed therein.

         7.7 FURTHER ASSURANCES. Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

         7.8 SEVERABILITY. The parties have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement are determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

         7.9 DISPUTE RESOLUTION. Arbitration will be the method of resolving disputes under this Agreement, other than disputes arising under Section 5. All arbitrations arising out of this Agreement shall be conducted in the State of Delaware. Subject to the following provisions, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "ASSOCIATION") then in effect. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of this Agreement. Each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the Association equally.

         7.10 INDEMNIFICATION. The Company will, to a degree no less favorable than would be applicable under its policies and contractual obligations to the Executive as of immediately following the date hereof, indemnify and hold the Executive harmless from any and all liability arising from his good faith performance of services as an employee, officer or director of the Company. In addition, the Executive will have the benefit of coverage under any D&O insurance policy that the Company may have in place to the same extent as similarly situated executives of the Company.

         7.11 WITHHOLDING TAXES. All payments hereunder, and pursuant to any other agreement to which the Executive is a party, shall be subject to any and all applicable federal, state, local and foreign withholding taxes and all other applicable withholding amounts. Any such amounts so withheld shall be treated as paid to the Executive. If the amount that the Company is required to withhold exceeds the cash payments currently paid to the Executive, the Executive shall promptly pay to the Company the amount of such excess; PROVIDED, that if such amount is not paid, the Company may withhold amounts otherwise due to the Executive.

         7.12 NO MITIGATION. The Executive shall not be required to mitigate the amount of any severance payments payable by the Company hereunder by seeking alternative employment following the Executive's termination of employment with the Company.

         7.13 COUNTERPARTS. This Agreement may be executed in or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

         8. RELEASE. Executive, on Executive's own part and on behalf of Executive's dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases, acquits, and discharges Hughes, the Company, and their respective parent, subsidiaries, affiliates, owners, trustees, directors, managers, officers, members, agents, employees, stockholders, representatives, assigns, and successors (collectively referred to as "COMPANY RELEASEES") with respect to and from any and all claims, wages, agreements, contracts, covenants, actions, suits, causes of action, expenses, attorneys' fees, damages, and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which Execute has at any time heretofore owned or held against said Company Releasees, including, without limitation, those arising out of or in any way connected with Executive's employment relationship with the Company, except with respect to the obligations set forth in this Agreement.

         9. TIME TO CONSIDER RELEASE. Executive may take twenty-one (21) days from the date this Agreement is presented to Executive to consider whether to execute this Agreement, and may wish to consult with an attorney prior to execution of this Agreement. Executive, by signing this Agreement, specially acknowledges that he/she is waiving his/her right to pursue any claims under federal, state or local discrimination laws, including the Age Discrimination in Employment Act, 29 U.S.C. Section 626 ET SEQ., which have arisen prior to the execution of this Agreement. This release shall become final and irrevocable upon execution by the Executive, except that if Executive is age 40 or older, Executive may revoke the release at any time during the seven (7) day period following Executive's execution of this Agreement, after which time it shall be final and irrevocable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            HUGHES COMMUNICATIONS, INC.


                                            By: /s/ DEAN A. MANSON
                                                ------------------
                                                Name:  Dean A. Manson
                                                Title: Vice President, General
                                                       Counsel and Secretary


                                            HUGHES NETWORK SYSTEMS, LLC


                                            By: /s/ DEAN A. MANSON
                                                ------------------
                                                Name:  Dean A. Manson
                                                Title: Vice President, General
                                                       Counsel and Secretary


                                            THE EXECUTIVE
                                            -------------


                                            By:  /s/ GRANT A. BARBER
                                                 -----------------------------
                                                 Grant A. Barber

                                  ATTACHMENT 1

                                Grant A. Barber

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Position                          Executive Vice President and Chief Financial
                                  Officer of the Company
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Reporting Person                  Chief Executive Officer of the Company
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Annual Base Salary                $350,000
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Target Bonus Amount               50 percent of Base Salary
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Number of Restricted Units        500
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Auto Allowance                    $1,000 per month
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Six-Month Bonus                   $100,000
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Vacation Days                     20 with a maximum accrual limit of 50 days
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Permitted Outside Activities      Director, Eningen Realty, Inc.
-------------------------------------------------------------------------------